Exhibit 4.1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED, IF SO REQUESTED BY THE COMPANY, BY AN OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Issue Date of this Warrant (the “Issue Date”): May 30, 2023

KAIVAL BRANDS INNOVATIONS GROUP, INC.

Common Stock Purchase Warrant

THIS CERTIFIES THAT, for value received, Gofire, Inc., a Delaware corporation (the “Holder”), is entitled to subscribe for and purchase, at the applicable Exercise Price (as defined below), from Kaival Brands Innovations Group, Inc., a Delaware corporation (the “Company”), a number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as provided for in Section 1 hereof.

This Warrant may be exercised by the Holder at any time during the period beginning on the Issue Date through the fourth (4th) anniversary of the Issue Date (the “Warrant Term”). Following the conclusion of the Warrant Term, this Warrant and any right of the Holder to receive any Warrant Shares (as defined below) shall automatically terminate.

This Warrant is being issued to the Holder pursuant to the terms of that certain Asset Purchase Agreement, dated as of the Issue Date, by and among the Holder, the Company and Kaival Labs, Inc. (the “Asset Purchase Agreement”). This Warrant is not redeemable.

This Warrant is subject to the following terms and conditions:

1.       Warrant Shares. The Holder has, subject to the terms set forth herein, the right during the Warrant Term to purchase up to an aggregate of ONE MILLION EIGHT HUNDRED THOUSAND (1,800,000) shares of Common Stock (the “Warrant Shares”) at a per share exercise prices provided for in Section 2 below (the “Exercise Price”). The Exercise Price is subject to adjustment as provided in Section 4 hereof.

2.       Exercise Price. The Exercise Price shall be as follows:

(a)        for the initial FIVE HUNDRED THOUSAND (500,000) Warrant Shares, $3.00 per share;

(b)        for the second FIVE HUNDRED THOUSAND (500,000) Warrant Shares, $4.00 per share ;

(c)        for the third FIVE HUNDRED THOUSAND (500,000) Warrant Shares, $5.00 per share; and

(d)        for the final FIVE HUNDRED THOUSAND (500,000) Warrant Shares, $6.00 per share.

3.       Exercise of Warrant.

(a)       Cash Exercise. This Warrant may be exercised by the Holder at any time in whole or in part, by delivering the notice of exercise attached as Exhibit A hereto (the “Notice of Exercise”), duly executed by the Holder to the Company at its principal office, or at such other office as the Company may designate, accompanied by payment, by wire transfer of immediately available funds to the order of the Company to an account designated by the Company, of the amount obtained by multiplying the number of Warrant Shares designated in the Notice of Exercise by the Exercise Price detailed in the Notice of Exercise (the “Purchase Price”). For purposes hereof, “Exercise Date” shall mean the date on which all deliveries required to be made to the Company upon exercise of this Warrant pursuant to this Section 3(a) shall have been made. The Holder shall have the right to exercise this Warrant at any Exercise Price detailed in Section 2 hereof, or any combination of Exercise Prices, as it shall elect in its discretion, up to the total number of Warrant Shares exercisable at such prices as provided for in Section 2 hereof.

(b)        Cashless Exercise. In the event, but only in the event, that at the time of exercise of this Warrant there is not an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering the public resale of the Warrant Shares, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the Market Price (as defined below) on the Trading Day (as defined below) immediately preceding the date of proper delivery of the applicable Notice of Exercise;

(B) =	the Exercise Price of this Warrant, as may be adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

“Market Price” means, for any date, the price per share of the Common Stock determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on The New York Stock Exchange, the NYSE American, any tier of The Nasdaq Stock Market or the OTCQB, OTCQX or OTC Pink Markets (each as operated by OTC Markets Group, Inc., or any successor market) (each, a “Trading Market”), the daily volume weighted average price of the Common Stock for the ten (10) Trading Days prior to the date of delivery of the Notice of Exercise on the Trading Market on which the Common Stock are then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) or (b) in all other cases, the fair market value of a Common Stock as determined good faith by the Board of Directors of the Company.

“Trading Day” means any day on which all Trading Markets are open for trading.

If Warrant Shares are issued in a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 3(b). Notwithstanding anything to the contrary, if on the Termination Date (unless the Holder otherwise notifies the Company in writing) there is no effective registration statement covering the resale of the Warrant Shares by the Holder, then, to the extent not already exercised by the Holder, this Warrant shall be automatically exercised in full via cashless exercise pursuant to this Section 3(b).

(c)       Issuance of Certificates. As soon as practicable after the exercise of this Warrant, in whole or in part, in accordance with Section 3 hereof, the Company, at its expense, shall cause to be issued in the name of and delivered to the Holder: (i) by restricted book entry notation or (if applicable) by delivery through the facilities of the Depository Trust Company or similar electronic system the number of fully paid and non-assessable Warrant Shares to which the Holder shall be entitled upon such exercise and, if applicable, (ii) a new warrant identical to this Warrant to purchase all of the Warrant Shares that may be purchased pursuant to the portion, if any, of this Warrant not exercised by the Holder. Unless this Warrant is exercised in full, the Holder shall not be required to surrender this Warrant as a condition of exercise. The Holder shall for all purposes hereof be deemed to have become the Holder of record of such Warrant Shares on the date on which the Notice of Exercise and payment of the Purchase Price (or, if applicable, via valid cashless exercise) in accordance with Section 3 hereof were delivered and made, respectively, irrespective of the date of delivery of such certificate or other evidence of ownership, except that if the date of such delivery, notice and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such Warrant Shares at the close of business on the next succeeding date on which the stock transfer books are open.

(d)       Taxes. Upon the issuance of the Warrant Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Warrant Shares, the Holder shall be responsible for any tax or other charge of whatever nature in respect of such issuance.

(e)       Charges, Transfer Taxes, and Expenses. Issuance of evidence of ownership for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate including any charges of any clearing firm, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder. The Company shall pay all transfer agent fees required for processing of any exercise of this Warrant. The Company shall (i) pay the reasonable legal fees of Company counsel in connection with any legal opinion required in connection with the exercise of this Warrant, and (ii) cause such counsel to promptly provide any such opinion to the Company’s transfer agent.

(f)       Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the trading market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges (other than taxes in respect of any transfer occurring contemporaneously with such issue).

4.       Adjustment of Exercise Price.

(a)       Adjustment for Reclassification, Consolidation or Merger. If, at any time while this Warrant is outstanding: (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another entity (excluding mergers effected solely to change the Company’s name), (ii) the Company (and all of its subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another entity) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another individual or entity or group of individuals or entities whereby such other individual, entity or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other individual or entity or other individuals or entities making or party to, or associated or affiliated with the other individuals or entities making or party to, such stock or share purchase agreement or other business combination) (each, a “Fundamental Transaction”), then, as a part of such Fundamental Transaction, unless otherwise directed by the Holder in writing, all necessary or appropriate lawful provisions shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect or, if applicable, via cashless exercise pursuant to this Section 3(b), at the Holder’s sole discretion, the greatest number of shares of capital stock or other securities or property that a holder of the Warrant Shares deliverable upon exercise of this Warrant would have been entitled to receive in such Fundamental Transaction if this Warrant had been exercised immediately prior to such Fundamental Transaction, all subject to further adjustment as provided in this Section 4. If the per share consideration payable to the Holder for Warrant Shares in connection with any such Fundamental Transaction is in a form other than cash or marketable securities, then the value of such consideration shall be mutually agreed upon by the Company and the Holder. The foregoing provisions of this paragraph shall similarly apply to successive Fundamental Transactions and to the capital stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the applicable Fundamental Transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable or issuable after such Fundamental Transaction upon exercise of this Warrant.

(b)       Adjustments for Split, Subdivision or Combination of Warrant Shares. If the Company shall at any time subdivide (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock subject to acquisition hereunder, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock subject to acquisition upon exercise of the Warrant will be proportionately increased. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock subject to acquisition hereunder, then, after the record date for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock subject to acquisition upon exercise of the Warrant will be proportionately decreased.

(c)       Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding, the holders of any class of securities as to which purchase rights under this Warrant exist at the time shall have received or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of such class of security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the class of security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available to it as aforesaid during said period, giving effect to all adjustments called for during such period by the provisions of this Section 4.

5.       Notices. All notices, requests, consents and other communications required or permitted under this Warrant shall be in writing shall be deemed given and effective when provided in accordance with Section 7.2 of the Asset Purchase Agreement.

6.       Legends. Each certificate or evidence of ownership evidencing the Warrant Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend substantially in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR OTHERWISE SOLD UNLESS (I) IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT AND ALL SUCH APPLICABLE STATE SECURITIES LAWS OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

7.       Removal of Legend. Upon request of a holder of a certificate with the legends required by Section 6 hereof, the Company shall or shall direct its transfer agent to issue to such holder a new certificate or evidence of ownership therefor free of any transfer legend, if, with such request, the Company or its transfer agent, if so requested by the Company or such transfer agent, shall have received an opinion of counsel satisfactory to the Company in form and substance to the effect that any transfer by such holder of the Warrant Shares evidenced by such certificate will not violate the Act or any applicable state securities laws. Notwithstanding anything to the contrary in this Section 7 or this Agreement, if the Company does not successfully register all of the shares of Common Stock as required under the Asset Purchase Agreement, the Company will, at its sole cost and expense, cooperate fully with the Holder and/or its designees and distributees to cause the issuance of the legal opinions required by the transfer agent for the removal of the restricted transfer legends on the shares and will cause the transfer agent to so remove such transfer restriction legend on the Warrant Shares so that the Holder and/or its designees and distributees can transfer the Warrant Shares.

8.       Fractional Warrant Shares. No fractional Warrant Shares will be issued in connection with any exercise hereunder. Instead, the Company shall round up, as nearly as practicable to the nearest whole Share, the number of Warrant Shares to be issued.

9.       No Rights as Stockholder. The Holder, as such, shall not be entitled to vote or receive dividends or be deemed the holder of the Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or otherwise until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have been issued, as provided herein.

10.       Transfers. This Warrant is not assignable or transferable, except for any assignment or transfer of this Warrant by the Holder pursuant to the Holder’s estate plan or a valid court decree or to Holder’s beneficiaries or shareholders. Any such transfer shall comply with all applicable laws, rules and regulations, including, without limitation, with the U.S. federal securities laws.

11.       Miscellaneous.

(a)       This Warrant and disputes arising hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within such State, without regard to its conflict of law rules.

(b)       The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

(c)       The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or permitted assigns of the Company and of the Holder and of the Warrant Shares issued or issuable upon the exercise hereof.

(e)       This Warrant and the other documents delivered pursuant hereto, including the Asset Purchase Agreement, constitute the full and entire understanding and agreement between the parties with regard to the subject hereof.

(f)       The Company shall not, by amendment of the Certificate of Incorporation or Bylaws, or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder contained herein against impairment.

(g)       Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will execute and deliver to the Holder, in lieu thereof, a new Warrant of like date and tenor.

(h)       This Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Holder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on the Issue Date.

KAIVAL BRANDS INNOVATIONS GROUP, INC.

By:	/s/ Eric Mosser
Name: Eric Mosser
Title: President and Chief Operating Officer

Exhibit A

NOTICE OF EXERCISE

TO:             Kaival Brands Innovations Group, Inc., Attention: President

(1) The undersigned hereby elects to purchase ________ Warrant Shares pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3(b).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number (if applicable):

_________________________________

_________________________________

The undersigned hereby represents and warrants the following:

(a)       The undersigned (i) has such knowledge and experience in financial and business affairs that the undersigned is capable of evaluating the merits and risks involved in purchasing the Warrant Shares, (ii) is able to bear the economic risks involved in purchasing the Warrant Shares, and (iii) is an “accredited investor,” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended;

(b)       In making the decision to purchase the Warrant Shares, the undersigned has relied solely on independent investigations made by the undersigned and has had the opportunity to ask questions of, and receive answers from, the Company concerning the Warrant Shares, the financial condition, prospective business and operations of the Company and has otherwise had an opportunity to obtain any additional information, to the extent that the Company possess such information or could acquire it without unreasonable effort or expense;

(c)       The undersigned’s overall commitment to investments that are not readily marketable is not disproportionate to the undersigned’s net worth and income, and the purchase of the Warrant Shares will not cause such overall commitment to become disproportionate; the undersigned can afford to bear the loss of the Purchase Price of the Warrant Shares;

(d)       The undersigned has no present need for liquidity in the undersigned’s investment in the Warrant Shares; and

(e)       The undersigned acknowledges that the transaction contemplated in connection with the purchase of the Warrant Shares has not been reviewed or approved by the Securities and Exchange Commission or by any administrative agency charged with the administration of the securities laws of any state, and that no such agency has passed on or made any recommendation or endorsement of any of the securities contemplated hereby.

________________________________________
(Signature and Date)